Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2010
First Quarter Financial Results

NEW YORK, NY – April 28, 2010 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the first quarter ended March 31, 2010.

2010 First Quarter Summary

•	Revenue of $180.1 million, an increase of 9.1 percent from $165.2 million for the first quarter of 2009, and a decrease of $2.4 million or 1.3 percent from the fourth quarter of 2009

•
Gross margin of $66.4 million, or 36.9 percent of revenue, up 7.1 percent from $62.0 million, or 37.5 percent of revenue for the same period last year, and a decrease of $3.0 million or 4.3 percent from the fourth quarter of 2009

•	EBITDA* loss of $1.4 million, or 0.8 percent of revenue, improved from an EBITDA loss of $14.9 million for the first quarter of 2009, which included $5.8 million of restructuring charges

•
Net loss from continuing operations of $4.1 million, or $0.16 per basic and diluted share, compared with net loss from continuing operations of $14.8 million, or $0.59 per basic and diluted share, for the first quarter of 2009

•	Net loss of $4.2 million, or $0.16 per basic and diluted share, compared with net loss of $5.6 million, or $0.22 per basic and diluted share, for the first quarter of 2009

* EBITDA is defined in the segment tables at the end of this release and includes other non-operating income.

“The first quarter was characterized by improving economic conditions globally, stronger than expected demand for permanent recruitment, and better year-over-year and sequential performance from all of our regional operations” said Jon Chait, Hudson Highland Group’s chairman and chief executive officer.

“We are particularly encouraged by the growth in our UK and Asian operations during the period,” said Mary Jane Raymond, the company’s executive vice president and chief financial officer. “In markets where demand was somewhat less robust at this stage of the recovery, we still delivered improved profitability over the prior year period as a result of previous cost reduction actions.”

Liquidity and Capital Resources

At the end of the first quarter of 2010, the company had $24.1 million in cash and $10.5 million in borrowings under its primary credit facility and $0.9 million in borrowings under its local credit facilities, down from $36.1 million in cash and $10.5 million in borrowings at the end of the fourth quarter of 2009. The primary use of cash in the first quarter was to fund the increase in temporary contracting revenue.  In addition, the company had availability as of March 31, 2010 under its primary credit facility of $10.3 million and under local country credit facilities of $4.8 million, for a total of $15.1 million. Subsequent to March 31, 2010, the company raised an additional $19.2 million of net cash proceeds from its recent public offering of common stock.

Guidance

The company currently expects second quarter 2010 revenue of $190 - $200 million at prevailing exchange rates and EBITDA of $1 - $4 million.  This compares with revenue of $173.8 million and an EBITDA loss of $9.5 million in the second quarter of 2009.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the quarterly earnings slides in the investor information section of the company’s Web site at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Thursday, April 29, 2010 at 9:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the Web cast on the investor information section of the company's Web site at www.hudson.com.

The archived call will be available on the investor information section of the company's Web site at www.hudson.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs approximately 2,000 professionals serving clients and candidates in approximately 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the ability of clients to terminate their relationship with the company at any time; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; the company’s limited borrowing availability under its credit facility, which may negatively impact its liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; risks related to fluctuations in the company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; risks associated with the company’s investment strategy; risks and financial impact associated with dispositions of underperforming assets; implementation of the company’s cost reduction initiatives effectively; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenue	$180,118	$165,150
Direct costs	113,697	103,146
Gross margin	66,421	62,004
Operating expenses:
Selling, general and administrative expenses	68,333	71,702
Depreciation and amortization	2,287	3,788
Business reorganization and integration expenses	113	5,839
Goodwill and other impairment charges	-	-
Total operating expenses	70,733	81,329
Operating (loss) income	(4,312)	(19,325)
Other (expense) income:
Interest, net	(232)	(191)
Other, net	658	621
(Loss) income from continuing operations before income taxes	(3,886)	(18,895)
Provision (benefit) for income taxes	252	(4,060)
(Loss) income from continuing operations	(4,138)	(14,835)
(Loss) income from discontinued operations, net of income taxes	(69)	9,276
Net (loss) income	$(4,207)	$(5,559)
Basic and duluted (loss) income per share:
(Loss) income from continuing operations	$(0.16)	$(0.59)
(Loss) income from discontinued operations	-	0.37
Net (loss) income	$(0.16)	$(0.22)

Weighted average shares outstanding:
Basic and duluted	26,257	25,171

HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$24,128	$36,064
Accounts receivable, net	113,213	98,994
Prepaid and other	13,752	13,308
Total current assets	151,093	148,366
Property and equipment, net	17,874	19,433
Other assets	12,420	14,145
Total assets	$181,387	$181,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,844	$12,811
Accrued expenses and other current liabilities	62,395	54,103
Short-term borrowings	11,380	10,456
Accrued business reorganization expenses	5,315	8,784
Total current liabilities	91,934	86,154
Other non-current liabilities	9,603	10,768
Income tax payable, non-current	8,573	8,415
Accrued business reorganization expenses, non-current	369	347
Total liabilities	110,479	105,684
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 100,000 shares authorized; issued 27,319 and 26,836 shares, respectively	27	27
Additional paid-in capital	446,118	445,541
Accumulated deficit	(407,721)	(403,514)
Accumulated other comprehensive income—translation adjustments	32,484	34,509
Treasury stock, 0 and 114 shares, respectively, at cost	-	(303)
Total stockholders’ equity	70,908	76,260
Total liabilities and stockholders' equity	$181,387	$181,944

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2010	Hudson Americas	Hudson Europe	Hudson ANZ	Hudson Asia	Corporate	Total
Revenue	$39,507	$76,654	$56,822	$7,135	$-	$180,118
Gross margin	$9,279	$32,530	$17,776	$6,836	$-	$66,421
Business reorganization and integration expenses (recovery)	$142	$87	$(116)	$-	$-	$113
Non-operating expense (income), including corporate administration charges	(509)	1,178	582	188	(2,097)	(658)
EBITDA (Loss) (1)	$(241)	$436	$249	$597	$(2,408)	$(1,367)
Depreciation and amortization expenses						2,287
Interest expense (income)						232
Provision for (benefits from) income taxes						252
Loss (income) from discontinued operations, net of taxes						69
Net Income (loss)						$(4,207)

For The Three Months Ended March 31, 2009 (2)	Hudson Americas	Hudson Europe	Hudson ANZ	Hudson Asia	Corporate	Total
Revenue (2)	$44,023	$66,387	$49,997	$4,743	$-	$165,150
Gross margin	$10,962	$30,313	$16,303	$4,426	$-	$62,004
Business reorganization and integration expenses (recovery)	$1,624	$2,338	$1,884	$(7)	$-	$5,839
Non-operating expense (income), including corporate administration charges	605	192	172	(389)	(1,201)	(621)
EBITDA (Loss) (1)	(5,391)	(3,611)	(1,751)	(615)	(3,548)	(14,916)
Depreciation and amortization expenses						3,788
Interest expense (income)						191
Provision for (benefits from) income taxes						(4,060)
Loss (income) from discontinued operations, net of taxes						(9,276)
Net Income (loss)						$(5,559)

For the Three Months Ended June 30, 2009	Hudson Americas	Hudson Europe	Hudson ANZ	Hudson Asia	Corporate	Total
Revenue	$43,133	$68,187	$56,653	$5,875	$-	$173,848
Gross margin	$10,512	$31,280	$17,660	$5,432	$-	$64,884
Business reorganization and integration expenses (recovery)	$1,124	$2,328	$(8)	$104	$14	$3,562
Goodwill and other impairment charges (recovery)	(120)	-	-	1,669	-	1,549
Non-operating expense (income), including corporate administration charges	531	690	(243)	168	(1,200)	(54)
EBITDA (Loss) (1)	$(2,002)	$(2,220)	$817	$(2,063)	$(4,035)	$(9,503)
Depreciation and amortization expenses						2,840
Interest expense (income)						182
Provision for (benefits from) income taxes						2,975
Loss (income) from discontinued operations, net of taxes						2,272
Net Income (loss)						$(17,771)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

(2)	Prior year revenue has been reclassed to conform to current year presentation.